SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

PREMIERWEST BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Oregon	93-1282171
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

503 Airport Road, Medford, OR 97504
(Address of Principal Executive Offices, including Zip Code)

PREMIERWEST BANCORP 401(K) PROFIT SHARING PLAN
(Full Title of the Plan)

John L. Anhorn
Chief Executive Officer
PremierWest Bancorp
503 Airport Road, Medford, OR 97504
(Name and Address of Agent for Service)

(541) 618-6003
(Telephone Number, Including Area Code, of Agent for Service)
_________________

Copy to:
Ryan J. York
Davis Wright Tremaine
1300 SW Fifth Avenue, Suite 2300
Portland, Oregon 97201
(503) 241-2300

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered (1)	Amount to be Registered (1)(2)(3)(4)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	280,000	$9.32	$2,609,600	$211.12
(1)	Represents an estimate of the maximum number of shares that may be acquired in open market purchases under the PremierWest Bancorp 401(k) Profit Sharing Plan (the “Plan”).

(2)

This Registration Statement also relates to such additional and indeterminable number of shares of Common Stock as may become issuable as a result of stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(3)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, the price per share was determined by calculating the average of the high and low prices of the Common Stock as reported in the Nasdaq SmallCap Market on October 1, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by PremierWest Bancorp, an Oregon corporation (the “Registrant”) are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 26, 2003;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2003 and June 30, 2003, filed with the Commission on May 9, 2003 and August 5, 2003, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on April 16, 2003, May 22, 2003, July 11, 2003, July 14, 2003, July 31, 2003 and September 19, 2003;

(d)	The description of the Common Stock set forth in the Registrant’s Registration Statement on Form S-4 (File No. 333- 96209) originally filed with the Commission on February 4, 2000, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interest of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

        Under the Oregon Business Corporation Act, Oregon Revised Statutes Sections 60.387 to 60.414, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation (an “Indemnitee”) may be indemnified by the corporation against liability incurred in connection with the proceeding if:

o	The Indemnitee’s conduct was in good faith and in a manner he or she reasonably believed was in the corporation’s best interest or at least not opposed to its best interest, and

o	If the proceeding was a criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

        Indemnification is not permitted if the Indemnitee was adjudged liable to the corporation in a proceeding by or in the right of the corporation, and if the Indemnitee was adjudged liable on the basis that he or she improperly received a personal benefit. Unless the articles of incorporation of the corporation provide otherwise, such indemnification is mandatory if the Indemnitee is wholly successful on the merits or otherwise, or is ordered by a court of competent jurisdiction.

        The Oregon Business Corporation Act also provides that a company’s Articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for:

o	Any breach of the director’s duty of loyalty to the corporation or its shareholders;

o	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o	Any unlawful distribution; or

o	Any transaction from which the director derived on improper personal benefit.

        Our Articles of Incorporation provide that we will indemnify our directors and officers, to the fullest extent permissible under the Oregon Business Corporation Act against all expense liability and loss (including attorney fees) incurred or suffered by reason of service as a director or officer or service at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

        The effect of these provisions is to limit the liability of directors for monetary damages, and to indemnify our directors and officers for all costs and expenses for liability incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their affiliation with us, to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

         Not Applicable

Item 8. Exhibits.

        The following Exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant (incorporated by reference to the Registrant’s registration statement on Form S-4 filed with the Commission on February 4, 2000).
4.2	Bylaws of the Registrant (incorporated by reference to the Registrant’s registration statement on Form S-4 filed with the Commission on February 4, 2000).
23.1	Consent of Independent Auditors.
24.1	Power of Attorney (see signature page).
99.1	PremierWest Bancorp 401(k) Profit Sharing Plan Adoption Agreement
99.2	Northwest Retirement Plans, Inc., Defined Contribution Prototype Plan & Trust

        The undersigned Registrant hereby undertakes to submit, or cause to be submitted, the Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

(1)	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon on the 2nd day of October, 2003.

PremierWest Bancorp, an Oregon corporation

By: /s/ John L. Anhorn John L. Anhorn President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of PremierWest Bancorp, hereby severally and individually constitute and appoint JOHN L. ANHORN and TOM ANDERSON, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John Duke John Duke, Director	Date: October 2, 2003
By:	/s/ Dennis Hoffbuhr Dennis Hoffbuhr, Director	Date: October 2, 2003
By:	/s/ Thomas Becker Thomas Becker, Director	Date: October 2, 2003
By:	/s/ Rickar Watkins Rickar Watkins, Director	Date: October 2, 2003

Signatures – (continued)

By:	/s/ James Patterson James Patterson, Director	Date: October 2, 2003
By:	/s/ John L. Anhorn John L. Anhorn, Director, President and Chief Executive Officer	Date: October 2, 2003
By:	/s/ Richard R. Hieb Richard R. Hieb, Chief Operating Officer	Date: October 2, 2003
By:	/s/ Tom Anderson Tom Anderson, Chief Financial Officer, and Principal Accounting Officer	Date: October 2, 2003
By:	/s/ Brian Pargeter Brian Pargeter, Director	Date: October 2, 2003
By:	/s/ Richard K. Karchmer Richard K. Karchmer, Director	Date: October 2, 2003
By:	/s/ Don L. Hilton Don L. Hilton, Director	Date: October 2, 2003
By:	/s/ Patrick G. Huycke Patrick G. Huycke, Director	Date: October 2, 2003
By:	/s/ Jeffrey Chamberlain Jeffrey Chamberlain, Director	Date: October 2, 2003

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the PremierWest Bancorp 401(k) Profit Sharing Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 2nd day of October, 2003.

PremierWest Bancorp 401(k) Profit Sharing Plan
By: /s/ John L. Anhorn John L. Anhorn, PremierWest Bancorp Plan Administrator

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's registration statement on Form S-4 filed with the Commission on February 4, 2000).
4.2	Bylaws of the Registrant (incorporated by reference to the Registrant's registration statement on Form S-4 filed with the Commission on February 4, 2000).
23.1	Consent of Independent Auditors.
24.1	Power of Attorney (see signature page).
99.1	PremierWest Bancorp 401(k) Profit Sharing Plan Adoption Agreement
99.2	Northwest Retirement Plans, Inc., Defined Contribution Prototype Plan & Trust

Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PremierWest Bancorp 401(K) Profit Sharing Plan of our report dated January 17, 2003 with respect to the consolidated financial statements of PremierWest Bancorp and subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Moss Adams, LLP Portland, Oregon

Exhibit 99.1
PremierWest Bancorp 401(k) Profit Sharing Plan Adoption Agreement

Exhibit 99.2
Northwest Retirement Plans, Inc., Defined Contribution Prototype Plan & Trust